Exhibit 99.1


  Gene Logic to Realize Lower-Than-Expected Revenue for Its Genomics Division;
                          Financial Guidance Withdrawn


     GAITHERSBURG, Md.--(BUSINESS WIRE)--June 22, 2006--Gene Logic Inc. (NASDAQ:GLGC) announced today that revenue for its Genomics Division will be significantly lower than previously anticipated for both the second quarter and for the full year 2006. The lower-than-expected revenue will also adversely impact operating results for the division for the foreseeable future. As a result, the Company is withdrawing its previously issued financial guidance for 2006 and 2007.
     Performance for Gene Logic's Drug Repositioning Division remains on track, and the Preclinical Division is expected to show substantial improvement over the prior quarter. Actual results will be reported in early August.
     In addition, Gene Logic's Senior Vice President and General Manager, Genomics, has resigned for personal reasons and to pursue other career opportunities. The Company already has in place interim leadership for its Genomics Division.
     The Company is conducting a thorough review of its Genomics Division strategy, and expects to communicate the results of such review to investors within the next 90 days.

     Gene Logic Overview

     Gene Logic is leading the transformation of pharmaceutical research and development with its extensive gene expression databases, pioneering efforts in toxicogenomics, sophisticated bioinformatics expertise, preclinical testing services and cutting edge drug repositioning approach. Gene Logic technologies and services are used by many of the world's top pharmaceutical and biotechnology companies. Over 150 organizations and government agencies have benefited from Gene Logic's diverse portfolio of drug development services, enabling them to make more informed, more reliable and more predictive decisions at each point in the highly complex and costly drug development process. Founded in 1994, Gene Logic is headquartered in Gaithersburg, Md., with additional research and development facilities in Cambridge, Mass. and Berkeley, Calif. The Company maintains customer support operations in the U.S., Europe and Asia and currently has about 425 employees worldwide. For more information, visit www.genelogic.com or call toll-free - 1/800/GENELOGIC.

     Safe Harbor Statement

     This news release contains forward-looking statements that involve significant risks and uncertainties; including those discussed below and others that can be found in our Annual Report on Form 10-K for the year ended December 31, 2005 (filed on March 16, 2006) and in subsequent filings made with the Securities and Exchange Commission. Gene Logic is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

     No forward-looking statement can be guaranteed and actual results may differ materially from those we project. The Company's results may be affected by: the extent of utilization of genomics, toxicogenomics, bioinformatics, preclinical contract research and drug repositioning in research and product development by the pharmaceutical and biotechnology industry; our ability to limit our losses and become profitable; our ability to retain existing and obtain additional domestic and international customers in a timely manner; capital markets and other economic conditions adversely affecting the purchasing patterns of pharmaceutical and biotechnology companies; merger and acquisition and other consolidation trends among pharmaceutical and biotechnology companies; levels of industry research and development spending; risks relating to the development of genomics and toxicogenomics-based services and their use by existing and potential customers; our reliance on sole source suppliers; our ability to timely supply customers with additional data as required under some of our genomics and toxicogenomics services contracts; risks relating to the fact that our contracts with our Japanese customers are payable in foreign currency and may be subject to fluctuations due to changes in currency exchange rates; our ability to achieve sufficient growth and consistent operational performance of our preclinical services operations, including obtaining sufficient orders from new and existing customers, achieving optimal use of facilities and facility capacity and adequate quality of studies; our ability to comply with, and to provide studies that are compliant with, regulatory requirements, including those of the FDA, DEA, and AAALAC; our ability to attract and retain key employees; our continued access to necessary human and animal tissue samples; the availability of large animals for clinical testing; our ability to enforce our intellectual property rights and the impact of intellectual property rights of others; outsourcing trends in the pharmaceutical and biotechnology industries; competition within the drug development services outsourcing industry; our ability to limit losses from certain fixed price contracts for preclinical services; technological advances or alternative technologies, methodologies and services that may make our Genomics Division, Preclinical Division and Drug Repositioning Division less competitive; risks associated with valuation of assets representing acquired businesses; our ability to successfully develop and commercialize our drug repositioning technologies and services, and our ability to successfully develop new indications for compounds, and to realize value from such results of our services.


     CONTACT: Gene Logic Inc., Gaithersburg
              Investors/Media:
              Robert G. Burrows, 301-987-1824
              rburrows@genelogic.com
                  or
              Investors:
              Philip L. Rohrer, Jr., 301-987-1700
              prohrer@genelogic.com
                  or
              Media:
              Christopher Culotta, 301-987-1752
              cculotta@genelogic.com